EXHIBIT 23.1





            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Plan Administrator
Cytec Employees' Savings Plan



     We consent to the incorporation by reference in the Registration Statement Form S-8 of Cytec Industries, Inc., to be filed with the Securities and Exchange Commission on June 13, 2008, of our report dated June 12, 2008, with respect to the financial statements of the Cytec Employees' Savings Plan which are included in this Annual Report (Form 11-K) as of December 31, 2007, and for the initial period ended December 31, 2007 (April 1, 2007 through December 31, 2007).




AMPER, POLITZINER & MATTIA, P.C.

June 13, 2008
Bridgewater, New Jersey

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